Exhibit 99.5

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this twelfth day of April 2006, by and among Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, Carso Global Telecom, S.A. de C.V., Teléfonos de México, S.A. de C.V, América Telecom, S.A. de C.V., América Móvil, S.A. de C.V. and Inmobiliaria Carso, S.A. de C.V.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, 4 or 5 or Schedule 13D or 13G relating to their ownership (direct or otherwise) of any securities of Compañía Anónima Nacional Teléfonos de Venezuela, a corporation organized under the laws of Venezuela, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Carlos Slim Helú
____________________________
Carlos Slim Domit	By: /s/ Eduardo Valdés Acra
____________________________	Eduardo Valdés Acra
Marco Antonio Slim Domit	Attorney-in-Fact
____________________________	April 12, 2006
Patrick Slim Domit
____________________________
María Soumaya Slim Domit
____________________________
Vanessa Paola Slim Domit
____________________________
Johanna Monique Slim Domit
____________________________

CARSO GLOBAL TELECOM, S.A. DE C.V.
____________________________
By: Armando Ibáñez Vázquez
Title: Attorney-in-Fact

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TELÉFONOS DE MÉXICO, S.A. DE C.V.

____________________________
By: Adolfo Cerezo Pérez
Title: Attorney-in-Fact

AMÉRICA TELECOM, S.A. DE C.V.

____________________________
By: Armando Ibáñez Vázquez
Title: Attorney-in-Fact

AMÉRICA MÓVIL, S.A. DE C.V.

____________________________
By: Alejandro Cantú Jiménez
Title: Attorney-in-Fact

INMOBILIARIA CARSO, S.A. DE C.V.

____________________________
By: Armando Ibáñez Vázquez
Title: Attorney-in-Fact

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